THE HARTFORD MUTUAL FUNDS, INC.

CERTIFICATE OF CORRECTION

THE HARTFORD MUTUAL FUNDS, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST: The name of the applicable Maryland corporation is The Hartford Mutual Funds, Inc.

SECOND: The name of the document being corrected is the Articles Supplementary.

THIRD: The Hartford Mutual Funds, Inc. is the sole party to the Articles Supplementary.

FOURTH: The Articles Supplementary were filed with SDAT on May 18, 2022 (the “Articles”).

FIFTH: 55,000,000 Class I shares of The Hartford Dividend and Growth Fund, a series of the Corporation (the “Fund”), were inadvertently omitted from the section of the Articles that references the Fund’s total number of authorized shares. The current section of the Articles that references the Fund, its classes and the number of shares is as follows:

The Hartford Dividend and Growth Fund
Class A	325,000,000
Class B	75,000,000
Class C	50,000,000
Class F	275,000,000
Class I	220,000,000
Class T	50,000,000
Class Y	200,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000
Class R6	50,000,000

SIXTH: The section that references the total number of authorized shares of the Fund is now deleted and replaced with the following:

The Hartford Dividend and Growth Fund
Class A	325,000,000
Class B	75,000,000
Class C	50,000,000
Class F	275,000,000
Class I	275,000,000
Class T	50,000,000

Class Y	200,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000
Class R6	50,000,000

SEVENTH: The undersigned Vice President of the Corporation acknowledges this CERTIFICATE OF CORRECTION to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Correction to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of the 18th day of October 2022.

ATTEST:	THE HARTFORD MUTUAL FUNDS, INC.

/s/ Alice A. Pellegrino	/s/ Thomas R. Phillips
Alice A. Pellegrino	Thomas R. Phillips
Assistant Secretary	Vice President

[signature page to Certificate of Correction]